EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Champion Industries, Inc. and Subsidiaries on Form S-8 (File No. 333-113851) of our report dated December 15, 2006, on our audits of the consolidated financial statements and financial statement schedule of Champion Industries, Inc. and Subsidiaries as of October 31, 2006, and for the years ended October 31, 2006 and 2005, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Evansville, Indiana
January 25, 2008